Exhibit 10.2

Celsius Holdings, Inc.

Form of Lock-Up Agreement

August 1, 2022

PepsiCo, Inc.

700 Anderson Hill Road

Purchase, NY 10577

Re:	Celsius Holdings, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that PepsiCo, Inc., a North Carolina corporation (the “Purchaser”), proposes to enter into a Securities Purchase Agreement (the “Purchase Agreement”) with Celsius Holdings, Inc., a Nevada corporation (the “Company”), providing for the purchase of 1,466,666 shares of preferred stock, $0.001 par value per share, designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Purchase Agreement.

In consideration of the agreement by the Purchaser to purchase the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, subject to the provisions contained herein, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date that is 12 months after the Closing (subject to the conditions herein) (the “Lock-Up Period”), the undersigned shall not, without the prior written consent of Purchaser, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of the Common Stock of the Company, par value $0.001 per share (the “Common Stock”), or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of the Common Stock (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) that is designed to or that reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of Common Stock or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. Except the Rule 10b5-1 plan of the undersigned in effect as of the date of this Lock-Up Agreement, the undersigned represents and warrants that the undersigned is not currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Common Stock of the Company (i) as a bona fide gift or gifts or charitable contribution, or for bona fide estate planning purposes, (ii) to any trust or family limited partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or to any other entity in which the undersigned owns, and will continue to own for the Lock-up Period, more than 50% of the voting securities, (iii) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family (as defined below) of the undersigned upon the death of the undersigned, (iv) by operation of law, including pursuant to a qualified domestic order or a negotiated divorce settlement, or (v) pursuant to Rule 10b5-1 plans of the undersigned in effect as of the date of this Lock-Up Agreement; provided that in the case of any transfer pursuant to clauses (i) through (iv), each donee, trustee or transferee thereof agrees to be bound in writing by the restrictions set forth herein and such transfer shall not involve a disposition for value.

Further, notwithstanding the foregoing, the restrictions in this Lock-Up Agreement shall not apply to:

(a)

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the undersigned’s shares of Common Stock, provided that no direct or indirect offers, pledges, sales, contracts to sell, sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans, or other transfers or disposals of any of the undersigned’s shares of Common Stock may be effected pursuant to such plan during the Lock-Up Period;

(b)

the transfer or surrender of the undersigned’s shares of Common Stock to the Company upon a vesting event of restricted stock awards or other securities convertible into shares of Common Stock or upon the exercise of options or warrants to purchase shares of Common Stock in accordance with their terms pursuant to an employee benefit plan, option or warrant, in each case on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise; provided that any such shares of Common Stock issued upon such vesting or exercise shall be subject to the restrictions set forth herein; and

(c)

the pledge, hypothecation, grant and any related transfer of such shares in connection with any note purchase agreement or similar agreement secured by a pledge of the undersigned’s shares of Common Stock.

Further, this Lock-Up Agreement shall not restrict any sale, disposal or transfer of the undersigned’s shares of Common Stock to a bona fide third party pursuant to a tender offer for securities of the Company or any merger, consolidation or other business combination made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company occurring after the Closing, that, in each case, has been approved by the board of directors of the Company; provided that all of the undersigned’s shares of Common Stock subject to this Lock-Up Agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this Lock-Up Agreement; and provided, further, that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any of the undersigned’s shares of Common Stock subject to this Lock-Up Agreement shall remain subject to the restrictions set forth herein. For the purposes of this paragraph, “Change of Control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting share capital of the Company.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clause (i) – (v) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s shares of Common Stock of the Company, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock of the Company except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that the Purchaser has not made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

The undersigned understands that the Purchaser is relying upon this Lock-Up Agreement in proceeding toward consummation of the purchase of the Series A Preferred Stock. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Lock-Up Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Lock-Up Agreement will constitute due and sufficient delivery of such counterpart.

[Signature page follows.]

3

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

Signature Page to Lock-Up Agreement